Exhibit 10.2

Guaranty and Suretyship

Agreement

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 25th day of July, 2011, by INTCOMEX, INC., a Delaware corporation (the “Guarantor”), with an address at 3505 NW 107th Avenue, Miami, Florida 33178, in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION, as agent, for the Lenders (in its capacity as agent, the “Agent”), with an address at 205 Datura Street, 3rd Floor, West Palm Beach, Florida 33401-5603, Attn: John Stanescki, to SOFTWARE BROKERS OF AMERICA, INC., a Florida corporation, ACCVENT LLC, a Florida limited liability company, FORZA POWER TECHNOLOGIES LLC, a Florida limited liability company, KLIP XTREME LLC, a Florida limited liability company, and NEXXT SOLUTIONS LLC, a Florida limited liability company (collectively, the “Borrowers” or individually, a “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All terms used herein and not otherwise defined shall have the meanings set forth in that certain Revolving Credit and Security Agreement dated as of the date hereof by and among the Borrowers, the lenders party thereto (the “Lenders”) and the Agent (the “Credit Agreement”).

1. Guaranty of Obligations. The Guarantor hereby unconditionally guarantees, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Agent or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc. or to any Lender under the Credit Agreement or the Other Documents (hereinafter referred to collectively as the “Obligations”). If any Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Agent.

2. Nature of Guaranty; Waivers. This is a guaranty of payment and not of collection and the Agent shall not be required or obligated, as a condition of the Guarantor’s liability, to make any demand upon or to pursue any of its rights against the Borrowers, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Agent has terminated the Credit Agreement. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time. This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Agent of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Agent to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof. The Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against any Borrower or the Agent, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrowers from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Agent’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived. The Guarantor waives all defenses based on suretyship or impairment of collateral.

The Agent at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor’s liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrowers in such order, manner and amount as is provided in the Credit Agreement; (d) settle, compromise or deal with any other person, including the Borrowers or the Guarantor, with respect to any Obligations in such manner as the Agent deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3. Repayments or Recovery from the Agent. If any demand is made at any time upon the Agent for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Agent repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any reasonable settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Agent. The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Agent’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4. Financial Statements. The Guarantor will promptly submit to the Agent such information relating to the Guarantor’s affairs (including but not limited to annual financial statements for the Guarantor) as the Agent may reasonably request.

5. Compliance with Credit Agreement. The Guarantor shall comply with Section 6.5(b) of the Credit Agreement.

6. Enforceability of Obligations. No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor’s liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted. The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrowers that may result from any such proceeding.

The Guarantor expressly waives the effect of any statute of limitations or other limitations on any actions under this Guaranty.

7. Events of Default. The occurrence of any of the following shall be an “Event of Default”: (i) any Event of Default (as defined in the Credit Agreement); (ii) the Guarantor’s failure to perform any of its obligations hereunder and such failure continues for a period of twenty (20) days; (iii) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to the Agent by or on behalf of the Guarantor; or (iv) the termination or attempted termination of this Guaranty. Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to the Agent the amount of the Obligations; or (b) on demand of the Agent, the Guarantor shall immediately deposit with the Agent, in U.S. dollars, all amounts due or to become due under the Obligations, and the Agent may at any time use such funds to repay the Obligations; or (c) the Agent in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Agent in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

8. Right of Setoff. In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to the Agent by law, upon the occurrence of an Event of Default, and the continuance thereof, the Agent shall have, with respect to the Guarantor’s obligations to the Agent under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants Agent a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Agent all of the Guarantor’s right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Agent or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Upon an Event of Default, every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Agent, although the Agent may enter such setoff on its books and records at a later time.

9. Costs. To the extent that the Agent incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the date of demand at the Default Rate (as defined in any of the Credit Agreement).

10. Postponement of Subrogation. Until the Obligations other than contingent indemnity claims not yet threatened or asserted are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Agent or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against any Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of any Borrower, including participation in any marshalling of any Borrower’s assets.

11. Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt. Notices may be given in any manner to which the Agent and the Guarantor may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to addresses for the Agent and the Guarantor as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.

12. Preservation of Rights. No delay or omission on the Agent’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Agent’s action or inaction impair any such right or power. The Agent’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Agent may have under other agreements, at law or in equity. The Agent may proceed in any order against the Borrowers, the Guarantor or any other obligor of, or collateral securing, the Obligations.

13. Illegality. If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14. Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

15. Entire Agreement. This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and the Agent with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to the Agent.

16. Successors and Assigns. This Guaranty will be binding upon and inure to the benefit of the Guarantor and the Agent and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without the Agent’s prior written consent and the Agent at any time may assign this Guaranty in whole or in part.

17. Interpretation. In this Guaranty, unless the Agent and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty. Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose. If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

18. Indemnity. The Guarantor agrees to indemnify each of the Agent, each legal entity, if any, who controls the Agent and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all reasonable fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder. The Guarantor may participate at its expense in the defense of any such claim.

19. Governing Law and Jurisdiction. This Guaranty has been delivered to and accepted by the Agent and will be deemed to be made in the State where the Agent’s office indicated above is located. THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE AGENT AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, EXCLUDING ITS CONFLICT OF LAWS RULES. The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Agent’s office indicated above is located; provided that nothing contained in this Guaranty will prevent the Agent from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction. The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Agent and the Guarantor. The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty in the aforementioned courts.

20. Equal Credit Opportunity Act. If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

21. WAIVER OF JURY TRIAL. THE GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST:		INTCOMEX, INC.

/s/ Norma Iglesias		By:	/s/ Russell A. Olson
(SEAL)
Print Name:	Norma Iglesias	Print Name:	Russell A. Olson
Title:		Title:	Chief Financial Officer
(Include title only if an officer of entity signing to the right)

Guaranty and Suretyship Agreement

Intcomex, Inc.